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                                                                     EXHIBIT 5.1

          [FEDER KASZOVITZ ISAACSON WEBER SKALA & BASS LLP LETTERHEAD]

                                 April 28, 1999

JAKKS Pacific, Inc.
22761 Pacific Coast Highway
Malibu, CA 90265

Gentlemen:

     We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement"), pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"), relating to 460,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), including 60,000 such shares to be sold solely to cover over-allotments, if any (the "Shares"), such Shares to be included in a public offering of Common Stock, of which 2,702,500 shares were previously registered under a registration statement on Form S-3 (Reg. No. 333-74717), which became effective under the Act on April 27, 1999 and which is incorporated by reference in the Registration Statement.

     We have examined the Registration Statement, the Underwriting Agreement referred to therein (the "Underwriting Agreement"), originals or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Board of Directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that:

          (A) The currently outstanding Shares offered by the selling stockholders are duly authorized, validly issued, fully paid and non-assessable.

          (B) The Shares offered by the Company have been duly authorized and, when issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to this firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ FEDER, KASZOVITZ, ISAACSON,
                                          WEBER, SKALA & BASS LLP